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                                                                     EXHIBIT 1.2

                                                                   December 1998




                       TRANSAMERICA FINANCE CORPORATION

                            UNDERWRITING AGREEMENT

             STANDARD PROVISIONS FOR DEBT SECURITIES AND WARRANTS

                                (DECEMBER 1998)
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          From time to time, Transamerica Finance Corporation (the "Company")
may enter into underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein sometimes referred to as "this Agreement." Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

          1. Securities; Prospectus; Representations and Warranties. (a) The Company proposes to issue and sell from time to time senior debt securities (the "Senior Securities") and subordinated debt securities (the "Subordinated Securities", the Senior and Subordinated Securities being herein collectively referred to as the "Debt Securities"). The Senior Securities are to be issued under an Indenture dated as of April 1, 1991 (the "Senior Indenture") between the Company and Harris Trust and Savings Bank, as Trustee (the "Senior Trustee"). The Subordinated Securities are to be issued under an Indenture dated as of April 1, 1991 (the "Subordinated Indenture") between the Company and The Bank of New York as successor trustee to First Interstate Bank of California, formerly known as First Interstate Bank, Ltd., as Trustee (the "Subordinated Trustee"). The Senior and Subordinated Trustees are herein collectively referred to as the "Trustees." The Debt Securities may have varying designations, maturities, rates and terms of payment of interest, if any, selling prices, redemption terms, if any, and other specific terms.

          The Company also proposes to issue and sell from time to time warrants (the "Warrants") to purchase Debt Securities (the "Warrant Securities") either separately or as units consisting of Warrants and a certain principal amount of the Debt Securities (the "Units"). The Warrants are to be issued pursuant to a warrant agreement (the "Warrant Agreement") to be entered into between the Company and the Warrant Agent (as defined therein). The Warrants may have varying designations, terms for exercising, selling prices and other specific terms.

          As used herein, "Offered Debt Securities", "Offered Warrants" and "Offered Units" shall mean the specific Debt Securities, Warrants and Units, respectively, described in the Underwriting Agreement. The Offered Debt Securities, Offered Warrants and Offered Units described in the Underwriting Agreement shall collectively be referred to as the "Offered Securities."

          (b) The Company represents and warrants to each Underwriter that it has filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933 (the "1933 Act") a registration statement (File No. 333- ), including a prospectus, relating to the Debt Securities and the Warrants, that the Company meets the requirements for use of Form S-3 under the 1933 Act and that such registration statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(x) and (a)(2) under the 1933 Act and complies in all other material respects with said rule and, as so amended, such registration statement has become effective. The term "Registration Statement" means the registration statement as amended to the date of this Agreement. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Preliminary Prospectus" means the Basic Prospectus together with a preliminary prospectus supplement specifically relating to the Offered Securities. The Company will file with, or mail for filing to, the
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Commission a prospectus supplement or supplements specifically relating to the
Offered Securities pursuant to Rule 424 under the 1933 Act (the "Prospectus Supplement"), together with the Basic Prospectus (collectively, the "Prospectus"). As used herein, the terms "Registration Statement", "Basic Prospectus", "Prospectus" and "Preliminary Prospectus" shall include in each case the material, if any, incorporated by reference therein and the terms "amend", "amendment" and "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") after the effective date of the Registration Statement, or the date of any Preliminary Prospectus or the Prospectus, as the case may be, and deemed to be incorporated therein by reference.

     (c) The Company represents and warrants to each Underwriter that (i) each document, if any, filed or to be filed pursuant to the 1934 Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the 1934 Act and the rules and regulations thereunder,
(ii) each part of the Registration Statement (including the documents incorporated by reference therein), when such part became effective or was filed, as the case may be, complied in all material respects with the 1933 Act and the 1934 Act and the rules and regulations thereunder and did not contain any untrue statements of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
(iii) each Preliminary Prospectus, if any, filed pursuant to Rule 424 under the 1933 Act complied when so filed in all material respects with the 1933 Act and the rules and regulations thereunder, (iv) the Registration Statement, the Prospectus and the Indenture comply and, as amended or supplemented, will comply in all material respects with the 1933 Act and the Trust Indenture Act of 1939 and the rules and regulations thereunder and (v) at the date of the Prospectus Supplement, at the date of any further amendment to the Registration Statement or supplement to the Prospectus and at the Closing Date, the Registration Statement and the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that these representations and warranties do not apply to statements in or omissions from any such documents based upon information furnished to the Company in writing by any Underwriter or by the Trustee expressly for use therein.

     2. Offering of Offered Securities. The Company is advised by the Representatives that the Underwriters propose to offer the Offered Securities in the manner set forth in the Prospectus.

     3. Delivery and Payment. Payment for the Offered Securities shall be made by wire transfer of immediately available funds to the order of the Company at the time and place set forth in this Agreement, upon delivery to the Representatives for the respective accounts of the several Underwriters of the Offered Securities registered in such names, if in registered form, and in such denominations as the Representatives shall request in writing not less than two full business days prior to the date of delivery. The time and date of such payment and delivery of the Offered Securities are herein referred to as the Closing Date.



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     4.   Agreements.  The Company agrees with the Underwriters that:

     (a) The Company will cause the Basic Prospectus as supplemented by the Prospectus Supplement to be filed pursuant to Rule 424 under the 1933 Act and, prior to the termination of the offering of the Offered Securities and prior to the expiration or exercise of the Offered Warrants, if any, will promptly advise the Representatives (i) when any amendment to the Registration Statement shall have become effective or any further supplement to the prospectus shall have been filed, (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information,
(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. Prior to the termination of the offering of the Offered Securities and prior to the expiration or exercise of the Offered Warrants, if any, the Company will not file any amendment of the Registration Statement or any further supplement to the Prospectus unless the Company has furnished the Representatives a copy for review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

     (b) If, at any time when a prospectus relating to the Offered Securities or the Warrant Securities issuable exercise of the Offered Warrants, if any, is required to be delivered under the 1933 Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the 1933 Act or the 1934 Act or the respective rules or regulations thereunder, the Company promptly will prepare and file with the Commission, subject to paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

     (c) The Company will make generally available to its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the filing of the Prospectus pursuant to Rule 424 under the 1933 Act first occurs (except not later than 90 days if such filing date is the Company's last fiscal quarter), an earnings statement (which need not be audited) of the Company and its consolidated subsidiaries, covering such 12-month period, that will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder.

     (d) The Company will furnish to counsel for the Underwriters, without charge, a signed copy of the Registration Statement (including exhibits thereto and materials incorporated by reference therein) and each amendment thereto (without exhibits thereto but including any materials incorporated by reference therein) and, so long as delivery of a prospectus by an Underwriter or dealer in connection with the sale of the Offered Securities or the Warrant Securities issuable upon exercise of the Offered Warrants, if any, may be required by the 1933 Act, as many copies of each Preliminary Prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request.

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     (e) The Company will pay all expenses incident to the performance of its obligations under this Agreement, and will pay the expenses of printing or other production of all documents relating to the offering of the Offered Securities and Warrant Securities issuable upon exercise of the Offered Warrants, if any, any fees charged for rating the Offered Securities and the Warrant Securities and fees and expenses incurred with respect to any filing with the National Association of Securities Dealers, Inc. in respect of the Offered Securities or the Warrant Securities.

     (f) The Company will arrange for the qualification of the Offered Securities and the Warrant Securities issuable upon exercise of the Offered Warrants, if any, for sale under the laws of such jurisdictions as the Representatives, on behalf of the Underwriters, may designate, will maintain such qualifications in effect so long as required for the distribution of the Offered Securities and such Warrant Securities and will arrange for the determination of the eligibility of the Offered Securities and the Warrant Securities for investment under the laws of such jurisdictions as the Representatives, on behalf of the Underwriters, may designate.

     (g) During the period beginning with the date of the Underwriting Agreement and continuing to and including the later of the Closing Date or the date on which the Underwriters terminate the syndicate pricing restrictions applicable to the Offered Securities, but in no event later than the 30/th/ day after the date of the signing of the Underwriting Agreement, the Company agrees not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to the Offered Securities, without the prior consent of the Representatives.

     5. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Offered Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date of the Underwriting Agreement and the Closing Date (as if made on the Closing Date), to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

     (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall have been instituted or threatened.

     (b) The Representatives, on behalf of the Underwriters, shall have received on the Closing Date the opinions of (i) Orrick, Herrington & Sutcliffe LLP, and
(ii) Austin D. Kim, Vice President, General Counsel and Secretary of the Company, dated the Closing Date, to the effect set forth in Exhibits A and B hereto, respectively.

     (c) The Representatives, on behalf of the Underwriters, shall have received on the Closing Date the opinion of Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriters (or other counsel acceptable to the Representatives), dated the Closing Date, to the effect set forth in Exhibit C hereto.

     (d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the President or the Vice President and Treasurer of the Company (or

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another officer acceptable to the Representatives, on behalf of the
Underwriters), dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus and this Agreement and that:

           (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date, with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

           (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

           (iii) since the date of the most recent financial statements included or incorporated by reference in the Prospectus, there has been no material adverse change, or any development involving a prospective change, in or affecting the financial condition, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, nor any material change in the debt maturing more than one year after the date of issue of the Company and its consolidated subsidiaries, except as set forth in or contemplated in the Prospectus.

          (e) The Representatives, on behalf of the Underwriters, shall have received on the Closing Date a letter from Ernst & Young LLP, independent public accountants (or other independent public accountants acceptable to the Representatives), dated the Closing Date, to the effect set forth in Exhibit D hereto.

          (f) (i) There shall not have been any change or decrease specified in the letter referred to in paragraph (e) of this Section 5 or, (ii) subsequent to the date of the Underwriting Agreement, there shall not have been any change, or any development involving a prospective change, in or affecting the financial condition, business or properties of the Company and its subsidiaries, taken as a whole, the effect of which, in any case referred to in this paragraph (f), is, in the judgment of the Representatives, on behalf of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the delivery or offering of the Offered Securities as contemplated by the Prospectus.

          (g) Prior to the Closing Date, the Company shall have furnished to the Representatives, on behalf of the Underwriters, such further information, certificates and documents as the Representatives, on behalf of the Underwriters, may reasonably request.

          If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives, on behalf of the Underwriters, and their counsel, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives,

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on behalf of the Underwriters.  Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

          6. Reimbursement of Underwriters' Expenses. If the sale of the offered Securities provided for in this Agreement is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied or either of the events described in Sections 8(iii) or 8(iv) has occurred or because of any refusal, inability or failure on the part of the Company to perform any agreement in this Agreement or comply with any provision in this Agreement other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Offered Securities and shall have no further obligations to the Underwriters with respect thereto.

          7. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse as incurred each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be able in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation thereof, and (ii) such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Offered Securities which are the subject thereof, if such person did not receive a copy (in any case where delivery of a prospectus is required by the 1933 Act) of the Prospectus (or the Prospectus as amended or supplemented), excluding documents incorporated therein by reference, at or prior to the confirmation of the sale of such Offered Securities, and the Prospectus (or the Prospectus as amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability, unless such failure to deliver the Prospectus (or the Prospectus as amended or supplemented) was a result of noncompliance by the Company with Section 4(d) of the Agreement. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the 1933 Act or the

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1934 Act, to the same extent as the foregoing indemnity from the Company to each
Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party, if a claim in respect thereof is to be made against the indemnifying party under this
Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel), approved by the Representatives in the case of subparagraph (a), representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) and (iii) is applicable, such liability shall only be in respect of the counsel referred to in such clause (i) or (iii). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.

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         (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this
Section 7 is unavailable or insufficient then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Offered Securities or
(ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capital allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), (y) no Underwriter shall be obligated to make contributions hereunder that in the aggregate exceed the total public offering price of the offered Securities purchased by such Underwriter under this Agreement, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay in respect of the same or any substantially similar claim, and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute hereunder are several in proportion to their respective underwriting obligations and not joint. For purposes of this
Section 7, each person who controls an Underwriter within the meaning of the 1933 Act shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (y) and
(z) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

         8. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Offered Securities, if prior to such time (i) trading in securities generally on

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the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a commercial banking moratorium shall have been declared either by Federal or New York or California State authorities, (iii) there shall have occurred any downgrading in the rating accorded the Company's debt securities by Moody's Investors Service, Inc. or Standard and Poor's Corporation, (iv) either of such organizations shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities, or
(v) there shall have occurred any material adverse change in the financial markets in the United States, or if such Offered Securities are denominated and/or payable in, or indexed to, one or more foreign or composite currencies, in the international financial markets, or any outbreak or material escalation of hostilities or other calamity or crisis or any change or development or events involving a prospective change in national or international political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the Offered Securities.

          9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Offered Securities. The provisions of Sections 6 and 7 hereof shall survive the termination or cancellation of this Agreement.

          10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telegraphed to the address furnished to the Company in writing for the purpose of communications hereunder, or, if sent to the Company, will be mailed, delivered or telegraphed to it at 600 Montgomery Street, San Francisco, California 94111, attention of the Treasurer.

          11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder. No purchaser of Offered Securities from any Underwriter shall be deemed a successor because of such purchase.

          12. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California.


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                                                                       EXHIBIT A

                               FORM OF OPINION OF
                       ORRICK, HERRINGTON & SUTCLIFFE LLP

          The opinion of Orrick, Herrington & Sutcliffe LLP, to be delivered pursuant to Section 5(b)(i) of the Underwriting Agreement, shall be to the effect that:

               (i) the Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as set forth in the Prospectus;

               (ii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

               (iii) the (Senior) (Subordinated) Indenture has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms;

               (iv) the Offered Securities have been duly authorized by all necessary corporate action for issuance and sale pursuant to the Underwriting Agreement and, when (the Offered Securities have been executed and authenticated as specified in the (Senior) (Subordinated) Indenture and delivered pursuant to the provisions of the Underwriting Agreement) (the Offered Warrants have been executed and countersigned in accordance with the Warrant Agreement and delivered pursuant to the provisions of the Underwriting Agreement), the Offered Securities will be valid and binding obligations of the Company, enforceable in accordance with their terms, and will be entitled to the benefits provided by the ((Senior) (Subordinated) Indenture) (Warrant Agreement));

               ((v) the Warrant Securities issuable upon exercise of the Offered Warrants have been duly authorized by all necessary corporate action and, when executed and authenticated as specified in the (Senior) (Subordinated) Indenture and delivered pursuant to the provisions of the Warrant Agreement, the Warrant Securities will be valid and binding obligations of the Company, enforceable in accordance with their terms, and will be entitled to the benefits provided by the ((Senior) (Subordinated) Indenture));

               (vi) the (Senior) (Subordinated) Indenture is qualified under the Trust Indenture Act of 1939;

               (vii) the terms and provisions of the (Offered Securities) (Warrant Securities issuable upon exercise of the Offered Warrants) conform in all material respects to the description thereof contained in the Prospectus and the information in the Prospectus under the caption ["Description of ____________,"] to the extent that it constitutes matters of law and legal conclusions and to the extent that it summarizes the documents referred to therein, has been reviewed by us and is correct in all material respects;

               (viii) the execution and delivery of the Underwriting Agreement, the (Senior)(Subordinated) Indenture and the (Offered Securities)(Warrant Securities issuable upon exercise of the Offered Warrants) did not, and the incurrence of the obligations therein set forth and the consummation of the transactions therein contemplated will not, conflict with, result in a breach of any of the terms, conditions or provisions of, or constitute, with or without the giving of notice or lapse of time or both, a default under the Certificate of Incorporation or Bylaws of the Company;

               (ix) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by the Underwriting Agreement, the (Senior)(Subordinated) Indenture and the (Offered Securities)(Warrant Securities issuable upon exercise of the Offered Warrants), except such as have been obtained under the 1933 Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Securities by the Underwriters, and except those which, if not made or obtained, will not, in the aggregate, have a material adverse effect on the transactions contemplated by the Underwriting Agreement or on the financial condition of the Company and its subsidiaries, taken as a whole;

               (x) the Registration Statement is effective under the 1933 Act and, to the best of their knowledge, no proceedings for a stop order have been instituted or are pending or threatened under Section 8(d) of the 1933 Act and any required filing of the Prospectus pursuant to Rule 424(b) has been made in accordance therewith;

               (xi) the Registration Statement, the Prospectus and each amendment thereof or supplement thereto (except the financial statements and schedules and other financial and statistical data included therein and the Statements of Eligibility of the Trustees on Form T-1, as to which no opinion need be rendered), as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the 1933 Act, the 1934 Act and the Trust Indenture Act of 1939 and the rules and regulations of the Commission thereunder; and

               (xii) each document incorporated by reference in the Prospectus (except the financial statements and schedules and other financial and statistical data included therein, as to which no opinion need be rendered) complied when it was filed as to form in all material respects with the requirements of the 1934 Act, and the rules and regulations of the Commission thereunder.

          In addition, such opinion shall state that such counsel has participated in conferences with representatives of the Underwriters and representatives of the Company and its accountants concerning the Registration Statement and the Prospectus and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements (except as specified herein). Based upon and subject to the foregoing, nothing has come to their attention that would lead them to believe
(A) that the Registration Statement, or any amendment thereof (including the documents incorporated by reference therein), at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) that the Prospectus (including the documents incorporated by reference therein), as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood as to both clauses A and B above that such counsel expresses no belief or opinion with respect to the accuracy, completeness or fairness of the financial statements and schedules and other financial and statistical data included or incorporated by reference therein or with respect to the Form T-1).

          Such opinion shall also cover, if applicable to a particular issue of Offered Securities, matters relating to listing on the New York Stock Exchange and such other matters as the Representatives may reasonably require.

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of California or the United States, to the extent such counsel shall deem proper and specify in such opinion, upon the opinion of other counsel of good standing whom such counsel believes to be reliable and who are satisfactory to counsel for the Underwriters; and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials.

          In so far as the foregoing relates to the enforceability of any instrument, such opinion is qualified as to:

          (a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

          (b) rights to indemnification and contribution which may be limited by applicable law or equitable principles; and

          (c) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

                                                                       EXHIBIT B

                               FORM OF OPINION OF
                                 AUSTIN D. KIM
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                       OF
                        TRANSAMERICA FINANCE CORPORATION

          The opinion of Austin D. Kim, Vice President, General Counsel and Secretary of Transamerica Finance Corporation, to be delivered pursuant to
Section 5(b)(ii) of the Underwriting Agreement shall be to the effect that:

               (i) each of the Company and its Significant Subsidiaries, as such term is defined in Rule 405 of the Securities Act of 1933, as amended (a list of Significant Subsidiaries is attached as Schedule A hereto), is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its business as set forth in the Prospectus;

               (ii) all of the issued and outstanding shares of capital stock of each Significant Subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable;

               (iii) all of the issued and outstanding shares of capital stock of each Significant Subsidiary of the Company are owned, directly or indirectly, by the Company free and clear of any claim, lien, encumbrance or security interest;

               (iv) each of the Company and its Significant Subsidiaries (A) is duly licensed and duly qualified as a foreign corporation in good standing in all the jurisdictions in which the character of the property owned or leased or the nature of the business conducted by it requires such licensing or qualification except where the failure to do so will not have a material adverse effect on the Company and its subsidiaries taken as a whole, and (B) holds all material approvals, authorizations, orders, licenses, certificates and permits from governmental authorities necessary for the conduct of its business as described in the Prospectus;

               (v) the execution and delivery of the Underwriting Agreement, the Indentures and the (Offered Securities)(Warrant Securities issuable upon exercise of the Offered Warrants), the incurrence of the obligations therein set forth and the consummation of the transactions therein contemplated will not conflict with, result in a breach of any of the terms, conditions or provisions of, or constitute, with or without the giving of notice or lapse of time or both, a default under, the Certificate of Incorporation or Bylaws of the Company, the articles of incorporation or bylaws of any of its subsidiaries, or any material bond, debenture, note, contract, indenture, mortgage, loan agreement, lease or any other evidence of indebtedness, agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties may be bound, or result in the material violation by the Company or any of its subsidiaries of any law, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

               (vi) to the best of his knowledge, there is no pending or threatened action, suit or proceeding before or by any court or governmental agency, authority or body, domestic or foreign, involving the Company or any of its Significant Subsidiaries that is required to be disclosed in the Prospectus which is not adequately disclosed on the Prospectus or any contract or other document that is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required; and

               (vii) nothing has come to his attention that would lead him to believe that the Registration Statement, or any amendment thereof (except the financial statements and schedules and other financial and statistical data included therein and the States of Eligibility of the Trustees on Form T-1, as to which no opinion need be expressed), at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except the financial statements and schedules and other financial and statistical data included therein, as to which no opinion need be expressed) at the date of the Underwriting Agreement or as of the Closing Date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                                                       EXHIBIT C

                 FORM OF OPINION OF COUNSEL TO THE UNDERWRITER

          The opinion of counsel to the Underwriters, to be delivered pursuant to Section 5(c) of the Underwriting Agreement, shall be to the effect that:

               (i) the Company is a corporation validly existing and in good standing under the laws of the State of Delaware;

               (ii) the execution and delivery of the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company and the Underwriting Agreement has been duly executed and delivered by the Company;

               (iii) the execution and delivery of the (Senior) (Subordinated) Indenture have been duly authorized by all necessary corporate action of the Company and such Indenture has been duly executed and delivered by the Company, qualified under the Trust Indenture Act of 1939; and

               (iv) the execution and delivery of the Offered Securities (and the Warrant Securities) have been duly authorized by all necessary corporate action of the Company and the Offered Securities (and the Warrant Securities) have been duly executed and delivered by the Company.

          They have participated in conferences and telephone conversations with representatives of the Company, representatives of counsel for the Company and representatives of the Underwriters, during which conferences and conversations the contents of the Registration Statement and the Prospectus, portions of certain of the documents incorporated by reference therein and related matters were discussed, and they reviewed certain corporate records and documents furnished to them by the Company and based on their participation in such conferences and conversations and their review of such records and documents as described above, their understanding of the U.S. federal securities laws and the experience they have gained in their practice thereunder, they advise that no information has come to their attention that causes them to believe that the Registration Statement, including the documents incorporated by reference therein (except the financial statements and schedules and other financial and statistical data included therein, as to which they express no view), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and no information has come to their attention that causes them to believe that the Prospectus, including the documents incorporated by reference therein (except the financial statements and schedules and other financial and statistical data included therein, as to which they express no view), as of the date thereof or hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In addition, such opinion shall also cover any such other matters as the Representatives may reasonably require.

          Such counsel expresses no opinion as to laws other than the laws of the State of New York, the federal law of the United States of America and the General Corporation Law of the State of Delaware.

                                                                       EXHIBIT D

                               FORM OF LETTER OF
                     INDEPENDENT ACCOUNTANTS TO THE COMPANY

          The letter of the independent accountants to the Company to be delivered pursuant to Section 5(e) of the Underwriting Agreements shall confirm that they are independent accountants within the meaning of the 1933 Act and the 1934 Act and the related published rules and regulations thereunder and shall be to the effect that:

               (i) in their opinion the consolidated financial statements and schedules included or incorporated by reference in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and the related published rules and regulations thereunder;

               (ii) on the basis of a reading of the unaudited financial statements, if any, included or incorporated by reference in the Prospectus or used as a basis for the summary consolidated financial data included in the Prospectus and of the latest unaudited financial statements made available by the Company and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and Executive Committee of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent audited balance sheet of the Company and its consolidated subsidiaries, nothing came to their attention which caused them to believe that:

                (1) the unaudited financial statements included in the Company's quarterly reports on Form 10-Q incorporated by reference in the Prospectus, if any, do not comply in form in all material respects with the applicable accounting requirements of the 1934 Act and the published rules and regulations thereunder or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements incorporated by reference in the Prospectus; or

                (2) the amounts in the unaudited summary financial information, if any, included in the Prospectus do not agree with the corresponding amounts in the financial statements from which such amounts were derived or were not determined on a basis substantially consistent with that of the audited financial statements included or incorporated in the Prospectus; or

                (3) as of a date within five days of the date of such letter there was any change in the capital stock or long-term debt of the Company and its subsidiaries or any decrease in consolidated net assets as compared with the amounts shown on the latest balance sheet of the Company and its subsidiaries included or incorporated by reference in the Prospectus; or for the period from the date of such balance sheet to a date within five days of the date of such letter there was any decrease, as compared with the corresponding period in the preceding year, in net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

               (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement or the Prospectus agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation; and

               (iv) if pro forma financial statements are included or incorporated in the Registration Statement and the Prospectus, on the basis of a reading of the unaudited pro forma financial statements, carrying out certain specified procedures, inquiries of certain officials of the Company and the acquired company who have responsibility for financial and accounting matters, and providing the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

                                      D-2